Exhibit 1.1

EXECUTION VERSION

$900,000,000

CHS/Community Health Systems, Inc.

6.250% Senior Secured Notes due 2023

UNDERWRITING AGREEMENT

May 9, 2017

CREDIT SUISSE SECURITIES (USA) LLC,

As Representative of the Several Underwriters,

Eleven Madison Avenue,

New York, NY 10010-3629

Ladies and Gentlemen:

1. (a) Introductory. CHS/Community Health Systems, Inc., a Delaware corporation (the “Company”), a wholly owned subsidiary of Community Health Systems, Inc., a Delaware corporation (“Holdings”), agrees with the several underwriters named in Schedule A hereto (“Underwriters”) to issue and sell to the several Underwriters $900,000,000 principal amount of its 6.250% Senior Secured Notes due 2023 (“Offered Securities”) as set forth below, all to be issued under an indenture, dated as of March 16, 2017 (the “Base Indenture”), among the Company, the Guarantors (as defined below) and Regions Bank, an Alabama banking corporation, as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated as of March 16, 2017 (the “First Supplemental Indenture”) and the second supplemental indenture, to be dated as of the Closing Date (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), among the Company, the Guarantors (as defined below) and the Trustee. The Offered Securities will be (i) unconditionally guaranteed as to the payment of principal and interest by Holdings and each of the Company’s existing subsidiaries listed on Schedule B hereto and certain subsequently acquired or organized subsidiaries (collectively, the “Guarantors” and such guarantees, the “Guarantees”) and (ii) secured by a security interest granted on a first priority basis in certain of the Company’s and the Guarantors’ existing and future assets as more fully described in the security agreements and other similar agreements listed on Schedule E hereto (the “Security Documents”).

(b) The Company has previously issued $2,200,000,000 aggregate principal amount of 6.250% Senior Secured Notes due 2023 (the “Existing Securities”) under the Base Indenture and the First Supplemental Indenture. The Offered Securities will constitute “Additional Notes” (as such term is defined in the First Supplemental Indenture) under the Indenture. Except as otherwise disclosed in the General Disclosure Package (as defined below), the Offered Securities and the Existing Securities will be treated as a single series for all purposes under the Indenture.

2. Representations and Warranties of the Company and the Guarantors. Each of the Company and the Guarantors, in such capacity or in its capacity as a Grantor (as defined below), jointly and severally, represents and warrants to, and agrees with, the several Underwriters that:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company and each Guarantor have filed with the Commission a registration statement on Form S-3 (No. 333-203918), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 3:55 p.m. (Eastern Time) on the date of this Agreement.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Collateral” has the meaning set forth in the Indenture.

“Collateral Agent” means Credit Suisse AG, Cayman Islands Branch and, subject to the terms of the Security Documents, its successors and assigns.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.

“Grantor” means any person pledging any portion of the Collateral under any Security Document.

“Guarantee and Collateral Agreement” means the Amended and Restated Guarantee and Collateral Agreement dated as of July 25, 2007, as amended and restated as of November 5, 2010, and as further amended as of August 17, 2012, among the Company, Holdings, the subsidiaries of the Company from time to time party thereto and the Collateral Agent, as amended, restated, supplemented or modified from time to time.

“Intercreditor Agreement” means the First-Lien Intercreditor Agreement dated as of August 17, 2012, among Credit Suisse AG, Cayman Islands Branch, as the Collateral Agent, Credit Suisse AG, Cayman Islands Branch, as Authorized Representative for the Credit Agreement Secured Parties and Regions Bank, as the Initial Additional Authorized Representative (in each case as such terms are defined therein), as amended, restated, supplemented or modified from time to time.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Representative” means Credit Suisse Securities (USA) LLC.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), the Act, the Exchange Act, the Trust Indenture Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act. Any reference in this Agreement to any Registration Statement or Statutory Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Statutory Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to any Registration Statement or Statutory Prospectus shall be deemed to refer to and include any documents filed after such date under the Exchange Act that are deemed to be incorporated by reference therein.

(b) Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective under the Act, (B) at the time of filing with the Commission of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the applicable requirements of the Act, the Trust Indenture Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus with the Commission pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all material respects to the applicable requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to (i) any part of the Registration Statement which constitutes a Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c) Automatic Shelf Registration Statement. (i) Well-Known Seasoned Issuer Status. (A) At the time of initial filing of the Registration Statement with the Commission, (B) at the time of filing with the Commission the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, each of Holdings and the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(ii) Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement”, as defined in Rule 405, that was filed with the Commission within three years of the date of this Agreement and was effective upon filing with the Commission.

(iii) Eligibility to Use Automatic Shelf Registration Form. Neither the Company nor any Guarantor has received from the Commission any notice pursuant to Rule 401(g)(2) objecting to its use of the automatic shelf registration statement form. If at any time when the Offered Securities remain unsold by the Underwriters the Company or any Guarantor receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form reasonably satisfactory to the Representative, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective by the Commission as soon as reasonably practicable, and (iv) promptly notify the Representative of such effectiveness. The Company and the Guarantors will take all other action reasonably necessary to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(iv) Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(d) Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement, each of the Company and each Guarantor was not and is not an “ineligible issuer”, as defined in Rule 405, including (x) Holdings, the Company or any other subsidiary of Holdings in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company and each Guarantor in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities, all as described in Rule 405.

(e) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus issued at or prior to the Applicable Time, the preliminary prospectus supplement, dated May 9, 2017, including the base prospectus, dated May 6, 2015 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof. Except as disclosed in the General Disclosure Package, on the date of this Agreement, the Annual Report (as hereinafter defined) and all other reports incorporated by reference in the General Disclosure Package which have been filed by Holdings with the Commission pursuant to the Exchange Act do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations.

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with, in any material respect, the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with, in any material respect, the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representative and (ii) the Company has promptly amended or supplemented or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The preceding two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(g) Good Standing of the Company and the Guarantors. Each of the Company and each Guarantor has been duly organized and is existing and in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package. The Company and each Guarantor is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Guarantors and their respective subsidiaries taken as a whole (“Material Adverse Effect”).

(h) Subsidiaries. Each subsidiary of the Company and each subsidiary of the Guarantors has been duly organized and is existing and in good standing under the laws of the jurisdiction of its organization, with corporate or other organizational power and authority, as applicable, to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company and each subsidiary of the Guarantors is duly qualified to do business as a foreign corporation or other entity and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except, in each case, where the failure to be so organized or qualified, have such power or authority or be in good standing would not reasonably be expected to result in a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company that is a corporation and each subsidiary of the Guarantors that is a corporation has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or other equity interests of each such subsidiary owned by the Company or any Guarantor, directly or through subsidiaries, is owned free from any liens, encumbrances and defects (other than liens granted to the Collateral Agent under the Guarantee and Collateral Agreement, for the benefit of the Secured Parties (as defined in the Guarantee and Collateral Agreement)).

(i) Corporate Structure. The Company has no direct or indirect “significant subsidiary”, as that term is defined in Rule 1-02(w) of Regulation S-X under the Act, other than the subsidiaries set forth on Exhibit 21 to Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “Annual Report”).

(j) Execution and Delivery of Indenture. (i) Each of the Base Indenture and the First Supplemental Indenture has been duly authorized by the Company and each Guarantor and constitutes a valid and legally binding obligation of the Company and the Guarantors, in each case enforceable against the Company and the Guarantors in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (ii) the Second Supplemental Indenture (including each Guarantee) has been duly authorized by the Company and each Guarantor and when the Offered Securities are delivered and paid for on the Closing Date pursuant to this Agreement, the Second Supplemental Indenture will have been duly executed and delivered by the Company and each Guarantor and will constitute a valid and legally binding obligation of the Company and the Guarantors, in each case enforceable against the Company and the Guarantors in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and the Indenture will have been duly qualified under the Trust Indenture Act. The Guarantees have been duly authorized by the Guarantors; the Offered Securities have been duly authorized by the Company and will have been duly executed, authenticated and issued (assuming the Offered Securities have been authenticated in the manner provided in the Indenture by the Trustee) on the Closing Date in accordance with the provisions of the Indenture; and, when delivered and paid for on the Closing Date pursuant to this Agreement, the Offered Securities and the Guarantees will constitute valid and legally binding obligations of the Company and the Guarantors, as applicable, in each case enforceable against the Company and the Guarantors in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Offered Securities will conform to the description of such Offered Securities in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus.

(k) Execution and Delivery of the Security Documents. Each of the Company and the Guarantors has (and had at the time of execution and delivery thereof, as applicable) all requisite power and authority to authorize, execute and deliver each Security Document to which it is or will be a party, perform its obligations thereunder and grant and reaffirm security interests pursuant to the applicable Security Documents. Each Security Document (excluding the Security Documents relating solely to the Post-closing Perfection Actions) will have been duly authorized, executed and delivered by the Company and each Guarantor party thereto on or prior to the Closing Date (or at the time of execution and delivery thereof, as applicable) and will conform in all material respects to the information in the General Disclosure Package and constitutes a valid and legally binding obligation of the Company and the applicable Guarantor, in each case enforceable against the Company and the applicable Guarantor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Upon the delivery of the Designation Certificate (as defined below) to the Collateral Agent, the administrative agent under the Credit Agreement and the Trustee, (i) the obligations under the Indenture shall constitute Pari Passu Debt Obligations under the Guarantee and Collateral Agreement as defined therein and (ii) the Offered Securities shall be secured by a security interest in the Collateral which shall be pari passu with the liens securing obligations under the Credit Agreement, the Company’s 5.125% Senior Secured Notes due 2021 (the “2021 Secured Notes”) and the Existing Securities.

(l) No Additional Security Documents. The Security Documents represent all of the collateral agreements, security agreements and other similar agreements necessary to grant to the holders of the Offered Securities a valid first priority lien on the Collateral subject only to the liens or encumbrances contemplated in the General Disclosure Package.

(m) Valid and Perfected Security Interests. Each Security Document creates valid and (to the extent all required filings, recordings, notices or other perfection steps with respect to, and deliveries of, Collateral have been made as described in the Security Documents and the legal opinions delivered in respect of such Collateral) perfected, to the extent applicable in the relevant jurisdictions, first priority security interests in the Collateral described therein (the “Security Interests”), subject to any exceptions contemplated or permitted by the Indenture and the Security Documents. The Collateral will be free and clear of all liens, except for the liens on the Collateral securing the obligations under the Credit Agreement, the 2021 Secured Notes, the Existing Securities and other liens created or permitted by the Indenture and the Security Documents, and the Security Interests will be pari passu in all material respects with the liens securing obligations under the Credit Agreement, the 2021 Secured Notes and the Existing Securities, subject to any exceptions contemplated by the General Disclosure Package.

(n) Perfection Actions. On the Closing Date, all filings, recordings, registrations and other actions (other than the Post-closing Perfection Actions) necessary or desirable to perfect and make valid and enforceable the Security Interests will have been taken or otherwise provided for in a manner reasonably satisfactory to the Representative subject to any exceptions permitted or contemplated by the Indenture and the Security Documents.

(o) Trust Indenture Act. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the Rules and Regulations applicable to an indenture which is qualified thereunder.

(p) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company or any Guarantor, on the one hand, and any person, on the other hand (other than this Agreement), that would give rise to a valid claim against the Company, a Guarantor or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Offered Securities.

(q) Registration Rights. There are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Act with respect to the offering or sale of any securities of the Company or such Guarantor owned or to be owned by such person or to require the Company or such Guarantor to include the offering or sale of such securities in the Registration Statement or in any other registration statement filed by the Company and the Guarantors under the Act.

(r) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement, any Security

Document or the Indenture in connection with the offering, issuance and sale of the Offered Securities and the Guarantees by the Company and the Guarantors, the performance by the Grantors of their obligations hereunder or thereunder and the granting of first priority security interests by the Grantors thereunder, except (i) filings with the United States Patent and Trademark Office and the United States Copyright Office, (ii) the recordation of mortgage or deeds of trust with respect to Collateral constituting real property or amendments and restatements thereof (the “Post-closing Perfection Actions”), (iii) the filing of UCC financing statements with respect to the Collateral, (iv) such as have been made or obtained and are in full force and effect, (v) such as may be required under state securities or “blue sky” laws and (vi) the filing of the Final Prospectus with the Commission.

(s) Title to Property. Except for liens granted under the Guarantee and Collateral Agreement and the Mortgages (as defined in the Third Amended and Restated Credit Agreement, dated as of July 25, 2007, as amended and restated as of November 5, 2010, February 2, 2012 and January 27, 2014, and as further amended as of March 9, 2015, May 18, 2015 and December 5, 2016 among CHS/Community Health Systems, Inc., Community Health Systems, Inc., the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent) and as disclosed in the General Disclosure Package, the Company, the Guarantors and their respective subsidiaries have good and marketable title to all real properties and good title to all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the General Disclosure Package, the Company, the Guarantors and their respective subsidiaries hold any leased or subleased real or personal property that are material to the Company, the Guarantors and their respective subsidiaries, taken as a whole, under valid and enforceable leases or subleases with no terms or provisions that would materially interfere with the use made or to be made thereof by them. None of the Company, the Guarantors or any of their respective subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Guarantors or any of their respective subsidiaries under any of the leases or subleases described above, or affecting or questioning the rights of the Company, the Guarantors or any such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except where such claim would not reasonably be expected to have a Material Adverse Effect.

(t) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, each Security Document and the Indenture and the issuance and sale of the Offered Securities and Guarantees and compliance with the terms and provisions hereof and thereof and the creation, grant and reaffirmation of the first priority security interests pursuant to any Security Document will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance (other than the security interests granted and reaffirmed in favor of the Collateral Agent, for the benefit of the holders of the Offered Securities, pursuant to the Security Documents) upon any property or assets of the Company, the Guarantors or any of their respective subsidiaries pursuant to (i) the charter or by-laws of the Company, the Guarantors or any of their respective subsidiaries, (ii) any statute or law, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, the Guarantors or any of their respective subsidiaries or any of their properties or (iii) any agreement or instrument to which the Company, the Guarantors or any of their respective subsidiaries is a party or by which the Company, the Guarantors or any of their respective subsidiaries is bound or to which any of the properties of the Company, the Guarantors or any of their respective subsidiaries is subject; except in the case of (ii) and (iii) above, for such breaches, violations or defaults as would not reasonably be expected to have a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any outstanding note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Guarantors or any of their respective subsidiaries.

(u) Absence of Existing Defaults and Conflicts. None of the Company, the Guarantors or their respective subsidiaries is (i) in violation of its respective charter or by-laws or (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except, in the case of (ii), such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and by each of the Guarantors.

(w) Possession of Licenses and Permits. The Company, the Guarantors and their respective subsidiaries possess all certificates, authorizations, franchises, licenses, permits, approvals (including, without limitation, certificate of need approvals), consents, orders, certifications (including, without limitation, certification under Medicare and Medicaid programs), accreditations (including, without limitation and if applicable, accreditation by The Joint Commission) and other authorizations (collectively, the “Licenses”) issued by the appropriate Federal, state, local or foreign regulatory agencies or bodies necessary or material to the conduct of the business of the Company and the Guarantors, considered together, now conducted by them (including, without limitation, Licenses as are required under such Federal and state healthcare laws as are applicable to the Company, the Guarantors or any of their respective subsidiaries that participate in the Medicare and/or Medicaid programs to receive reimbursement thereunder) except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company, the Guarantors or any of their respective subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company, the Guarantors and their respective subsidiaries are in compliance with the terms and conditions of the Licenses described above, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Licenses described above are valid and in full force and effect, except where the invalidity of such License or the failure of such License to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x) Absence of Labor Dispute. No labor dispute with the employees of the Company, the Guarantors or any of their respective subsidiaries exists or, to the knowledge of the Company or the Guarantors, is imminent that would reasonably be expected to have a Material Adverse Effect.

(y) Possession of Intellectual Property. The Company, the Guarantors and their respective subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, except where the failure to own, possess or acquire such intellectual property rights would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company, the Guarantors or any of their respective subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z) Environmental Laws. Except as disclosed in the General Disclosure Package, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) none of the Company, the Guarantors, their respective subsidiaries or any of the hospitals owned, leased or operated by them is in violation of any Federal, state, local or foreign statute, law, rule, regulation, standard, guide, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, decision, agreement, consent, decree or judgment, relating to pollution or protection of human health or safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, those relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, or hazardous substances (including, without limitation, biological or biohazardous products or wastes, medical wastes, asbestos-containing materials, polychlorinated biphenyls, urea-formaldehyde insulation, petroleum or petroleum products) (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, or exposure to, Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company, the Guarantors, their respective subsidiaries and each of the hospitals owned, leased or operated by them have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, requests for information, investigations or proceedings relating to any Environmental Law against the Company, the Guarantors, any of their respective subsidiaries or any of the hospitals owned, leased or operated by them and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for investigation, response, clean-up or remediation, or an action, suit, demand for payment, or proceeding by any private party or governmental body or agency, against or affecting the Company, the Guarantors, any of their respective subsidiaries or any of the hospitals owned, leased or operated by them relating to Hazardous Materials or any Environmental Laws.

(aa) Accurate Disclosure. The statements in the General Disclosure Package, including those in the Final Prospectus under the headings “Description of the Notes”, “Material United States Federal Income Tax Considerations” and those in the Annual Report under the heading “Business of Community Health Systems, Inc.—Government Regulation”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries in all material respects of such legal matters, agreements, documents or proceedings.

(bb) Absence of Manipulation. None of the Company, the Guarantors or their respective affiliates has, either alone or with one or more other persons, taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(cc) Statistical and Market-Related Data. Any third-party statistical and market-related data included or incorporated by reference in a Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company and the Guarantors believe to be reliable and accurate.

(dd) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package, the Company, the Guarantors and their respective subsidiaries and their respective Boards of Directors (each, a “Board”) are in material compliance with Sarbanes-Oxley and all applicable Exchange Rules. The Company and each Guarantor maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function, and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply in all material respects with the applicable requirements of the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, and, upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board of Directors of Holdings in accordance with Exchange Rules. Neither the Company nor any Guarantor has publicly disclosed or reported to the Audit Committee or the Board, and, within the next 90 days neither the Company nor any Guarantor reasonably expects to publicly disclose or report to its Audit Committee or its Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the applicable requirements of the Securities Laws, or any matter which, if determined adversely, would reasonably be expected to have a Material Adverse Effect.

(ee) Absence of Accounting Issues. Except as set forth in the General Disclosure Package, the Audit Committee of Holdings is not reviewing or investigating, and neither the Company’s and the Guarantors’ independent auditors nor their internal auditors have recommended that such Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s or the Guarantors’ disclosure with respect to, any of the Company’s or the Guarantors’ material accounting policies; (ii) any matter which could result in a restatement of the Company’s or the Guarantors’ financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

(ff) Litigation. Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) involving the Company, the Guarantors, any of their respective subsidiaries or any of their respective properties that, if determined adversely to the Company, the Guarantors or any of their respective subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Guarantors to perform their obligations under the Indenture, each Security Document or this Agreement; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are to the Company’s or the Guarantors’ knowledge, threatened or contemplated.

(gg) Financial Statements. The financial statements, including the notes thereto, included or incorporated by reference in the Registration Statement and the General Disclosure Package present fairly, in all material respects, the consolidated financial position of Holdings and its consolidated subsidiaries as of the dates shown and their consolidated results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the General Disclosure Package, such financial statements have been prepared in conformity with GAAP applied on a consistent basis; and the schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the General Disclosure Package has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(hh) No Material Adverse Change in Business. Since the end of the period covered by the latest audited financial statements included or incorporated by reference in the General Disclosure Package (i) except as disclosed in the General Disclosure Package, there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business or properties of the Company, the Guarantors and their respective subsidiaries, taken as a whole, that is material and adverse; (ii) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company or the Guarantors on any class of their capital stock and (iii) except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company, the Guarantors and their respective subsidiaries, taken as a whole.

(ii) Investment Company Act. Neither the Company nor any Guarantor is, and immediately after giving effect to the transactions contemplated hereby none of them will be, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended (the “Investment Company Act”); and neither the Company nor any Guarantor is or, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described or incorporated by reference in the General Disclosure Package, will be an “investment company” as defined in the Investment Company Act.

(jj) Regulations T, U, X. Neither the Company nor any Guarantor nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that would cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(kk) Ratings. No “nationally recognized statistical rating organization”, as that term is defined for purposes of Section 3 of the Exchange Act, has (i) imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company’s or any Guarantor’s retaining any rating assigned to the Company or any Guarantor or any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering any of the actions described in Section 7(c)(ii) hereof.

(ll) Tax Returns and Payment of Taxes. Except as set forth in the General Disclosure Package, the Company, the Guarantors and their respective subsidiaries have timely filed all Federal, state, local and foreign tax returns that are required to be filed or requested extensions thereof and all such tax returns are true, correct and complete, except to the extent that any failure to file or request an extension, or any incorrectness would not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect. The Company, the Guarantors and their respective subsidiaries have timely paid all taxes shown as due on such filed tax returns (including any related assessments, fines or penalties), except to the extent that any such taxes, assessments, fines or penalties are being contested in good faith and by appropriate proceedings, or to the extent that any failure to pay would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in clause (gg) above in accordance with GAAP in respect of all Federal, state, local and foreign taxes for all periods as to which the tax liability of the Company, the Guarantors and their respective subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities except (i) for taxes incurred after the date of the financial statements referred to in clause (gg) above or (ii) where the failure to provide for such charges, accruals and reserves would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(mm) Insurance. The Company, the Guarantors and their respective subsidiaries and each of the hospitals owned, leased or operated by them are insured by insurers of recognized financial responsibility (provided that, for purposes of this representation and warranty, it is agreed that the Company’s captive insurer Community Insurance Group SPC, Ltd. is not considered to be such an “insurer of recognized financial responsibility”) with appropriately rated claims paying abilities against such losses and risks and in such amounts as are adequate in accordance with customary industry practice for the business in which they are engaged; all policies of insurance insuring the Company, the Guarantors or any of their respective subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company, the Guarantors and their respective subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company, the Guarantors or any of their respective subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Company, the Guarantors, their respective subsidiaries or any of the hospitals owned, leased or operated by them has been refused any insurance coverage sought or applied for except where they have been able to obtain similar coverage from other insurers; and neither the Company, nor any Guarantor nor any such subsidiary has any reason to believe that it or any of the hospitals owned, leased or operated by them, will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, in each case except as set forth in or contemplated by the General Disclosure Package. The officers and directors of Holdings are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as Holdings believes are adequate in accordance with customary industry practice for officers’ and directors’ liability insurance of a public company; and Holdings has no reason to believe that it will not be able to renew its existing directors’ and officers’ liability insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to cover its officers and directors.

(nn) Medicare and Medicaid. Except as otherwise described in the General Disclosure Package or as would not reasonably be expected to have a Material Adverse Effect, all facilities owned, operated or managed as continuing operations by the Company (i) have the benefit of a current and valid provider contract with the Medicare and Medicaid programs and (ii) are in substantial compliance with the terms and conditions of participation in such programs and have received all approvals or qualifications necessary for reimbursement. To the knowledge of the Company, the amounts established as provisions for Medicare and Medicaid adjustments and adjustments by any other third-party payors on the consolidated financial statements of Holdings are sufficient in all material respects to pay any amounts for which Holdings or its subsidiaries may be liable for such adjustments. Except as described in the General Disclosure Package, the Company has not received notice from the regulatory authorities which enforce the statutory or regulatory provisions in respect of the Medicare or Medicaid programs of any pending or threatened investigations, surveys (other than routine surveys) or decertification proceedings, and to the Company’s knowledge, no such investigation, survey or proceeding is threatened or imminent, in each case, except such notices or investigations, surveys or proceedings which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(oo) Regulatory Filings. None of the Company, the Guarantors or any of their subsidiaries or any of the hospitals operated by any of them has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to so file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the General Disclosure Package, all such filings were in compliance with applicable laws when filed and no deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filing, except for any such failures to be in compliance or deficiencies which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(pp) Medicare and Medicaid Provider Numbers. To the extent required in connection with their respective businesses, each of the Company, the Guarantors and their respective subsidiaries has the requisite provider number or other authorization to bill, and to participate in, the Medicare program and the respective Medicaid program in the state or states in which such entity operates, with the benefit of a current and valid provider contract, unless failure to maintain such provider number, other authorization or contract would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(qq) Compliance with Social Security Act and Other Federal Enforcement Initiatives. Except as otherwise described in the General Disclosure Package or as would not reasonably be expected to have a Material Adverse Effect, none of the Company, the Guarantors, their respective material subsidiaries or, to the knowledge of the Company, the Guarantors or their respective material subsidiaries, any officers, directors or stockholders, employees or other agents of the Company, the Guarantors or any of their respective material subsidiaries or the hospitals operated by them, has engaged in any activities which are prohibited under Federal Medicare and Medicaid statutes, including, but not limited to, 42 U.S.C. §§ 1320a-7 (Program Exclusion), 1320a-7a (Civil Monetary Penalties), 1320a-7b (the Anti-kickback Statute), 42 U.S.C. § 1395nn and 1396b (the “Stark” law, prohibiting certain self-referrals), or any other Federal health regulatory law, including, but not limited to, the Federal TRICARE statute, 10 U.S.C. §1071 et seq., the Federal Civil False Claims Act, 31 U.S.C. §§ 3729-32, Federal Criminal False Claims Act, 18 U.S.C. § 287, False Statements Relating to Health Care Matters, 18 U.S.C. § 1035, Health Care Fraud, 18 U.S.C. § 1347 or the Federal Food, Drug & Cosmetics Act, 21 U.S.C. § 360aaa, or any regulations promulgated pursuant to such statutes, or related state or local statutes or regulations or any rules of professional conduct, including but not limited to the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable Federal or state law prohibits such payments to third parties); (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under any Medicare or Medicaid program or from any third party (where applicable Federal or state law prohibits such payments to third parties); (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under any Medicare or Medicaid program or from any third party (where applicable Federal or state law prohibits such payments to third parties) on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (A) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or any third party (where applicable Federal or state law prohibits such payments to third parties) or (B) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid or any third party (where applicable Federal or state law prohibits such payments to third parties); (v) knowingly and willfully referring an individual to a person with which they have ownership or certain other financial arrangements (where applicable Federal law prohibits such referrals); and (vi) knowingly and willfully violating any enforcement initiative instituted by any governmental agency against Holdings or any of its subsidiaries (including, without limitation, the Office of the Inspector General and the Department of Justice).

(rr) Accounts Receivable. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the accounts receivable of the Company, the Guarantors and their respective subsidiaries have been adjusted to reflect changes in the reimbursement policies of third-party payors such as Medicare, Medicaid, private insurance companies, health maintenance organizations, preferred provider organizations, managed care systems and other third-party payors; (ii) the accounts receivable, after giving effect to the allowance for doubtful accounts, relating to such third-party payors do not exceed amounts the Company, the Guarantors and their respective subsidiaries are entitled to receive; and (iii) any amounts established as provisions for Medicare and Medicaid adjustments or overpayments and adjustments or overpayments by any other third-party payors on the financial statements of the Company are sufficient in all respects to pay any amounts for which the Company, the Guarantors and their respective subsidiaries may be liable for such adjustments or overpayments.

(ss) Compliance with Anti-Money Laundering Laws and Anti-Bribery Laws. The operations of the Company, the Guarantors and their respective subsidiaries are and have been conducted in all material respects in compliance with applicable financial record keeping and reporting requirements relating to money laundering applicable to the Company, the Guarantors and their respective subsidiaries, and any related or similar statutes, rules, regulations or guidelines, issued, administered or enforced by any governmental agency, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company, any Guarantor or any of their respective subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantors or their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened, and none of the Company, the Guarantors or their respective subsidiaries, nor, to the Company’s knowledge, any director, officer or employee of the Company, the Guarantors or any of their respective subsidiaries or any agent, affiliate or other person associated with or acting on behalf of the Company, the Guarantors or any of their respective subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company, the Guarantors and their respective subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(tt) OFAC. None of the Company, the Guarantors or their subsidiaries or, to the knowledge of the Company, the Guarantors and their subsidiaries, any director, officer, agent, employee or affiliate of the Company, the Guarantors or their subsidiaries is currently subject to any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Guarantor, subsidiary, any joint venture partner or any other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation of any U.S. sanctions administered by OFAC.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 100.5927% of the principal amount thereof, plus the amount of interest that would have accrued thereon for the period from March 16, 2017 to, but excluding, the Closing Date if the Offered Securities were originally issued on March 16, 2017, the principal amount of Offered Securities set forth opposite the name of such Underwriter in Schedule A hereto.

The Company will deliver the Offered Securities to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company (or its designee) at the office of Cravath, Swaine & Moore LLP, at 9:00 a.m., New York time, on May 12, 2017, or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of all the Offered Securities sold pursuant to the offering. A copy of the Offered Securities to be delivered or evidence of their issuance will be made available for checking at the above office of Cravath, Swaine & Moore LLP at least 24 hours prior to the Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the General Disclosure Package and the Final Prospectus.

5. Certain Agreements of the Company and each Guarantor. The Company and each of the Guarantors agree with the several Underwriters that:

(a) Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representative, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the date of the execution and delivery of this Agreement. The Company and the Guarantors have complied and will comply with Rule 433 under the Act applicable to any Issuer Free Writing Prospectus.

(b) Filing of Amendments; Response to Commission Requests. Prior to the completion or termination, as applicable, of the offering of the Offered Securities, the Company and the Guarantors will advise the Representative as promptly as practicable of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Representative a reasonable opportunity to comment on any such amendment or supplement; and the Company and the Guarantors will also advise the Representative as promptly as practicable of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose or pursuant to Section 8A of the Act, and (iv) the receipt by the Company or any Guarantor of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company and the Guarantors will use their reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented (or, if prior to the time when a Final Prospectus is available, the General Disclosure Package) would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus (or, if prior to the time when a Final Prospectus is available, the General Disclosure Package) to comply in all material respects with the applicable requirements of the Act, the Company and the Guarantors will as promptly as practicable notify the Representative of such event and will as promptly as practicable prepare and file with the Commission and furnish, at their own expense, to the Underwriters and the dealers and any other dealers upon the reasonable request of the Representative, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(e) Furnishing of Prospectuses. The Company and the Guarantors will furnish to the Representative copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may reasonably request. The Company and the Guarantors will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) Blue Sky Qualifications. The Company and the Guarantors will use commercially reasonable efforts to arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Representative reasonably designates and will use commercially reasonable efforts to continue such qualifications in effect so long as required for the distribution, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

(g) Reporting Requirements. For so long as a prospectus relating to the Offered Securities is (but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, the Company and the Guarantors will furnish to the Representative and, upon reasonable request, to each of the other Underwriters, as soon as reasonably practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year (but shall not be required to furnish such reports earlier than it would be required to file or provide them under the Exchange Act); and the Company and the Guarantors will furnish to the Representative and, upon reasonable request, to each of the other Underwriters (i) as soon as available, a copy of each report and any definitive proxy statement of Holdings filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other publicly available information concerning the Company and the Guarantors as the Representative may reasonably request. However, so long as Holdings is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), neither the Company nor any Guarantor is required to furnish any such reports or statements to any of the Underwriters.

(h) Investment Company. During the period of two years after the Closing Date, neither the Company nor any Guarantor will be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(i) Payment of Expenses. The Company and the Guarantors will pay all expenses incidental to the performance of their obligations under this Agreement, the Indenture and each Security Document, including but not limited to any filing fees and other expenses (including reasonable fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative may reasonably designate, any fees charged by investment rating agencies for the rating of the Offered Securities, costs and expenses related to the review by the Financial Industry Regulatory Authority, Inc. of the Offered Securities (including filing fees and reasonable fees and expenses of counsel for the Underwriters relating to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities, including, without limitation, any travel expenses of the Company’s or any Guarantor’s officers and employees and any other expenses of the Company and the Guarantors, fees and expenses in connection with the registration of the Offered Securities under the Act, costs and expenses of the Collateral Agent (limited, in the case of fees and disbursements of the Collateral Agent’s counsel regarding collateral matters in connection with the offering and sale of the Offered Securities to 50% of such fees and disbursements (with the remaining 50% being paid by the Underwriters on a ratable basis)), costs and expenses incurred in connection with the creation, perfection, protection and continuation of the first priority liens contemplated by the Indenture and each Security Document (including the related fees and disbursements of counsel to the Underwriters (limited to 50% of such fees and disbursements with respect to such matters in connection with the offering and sale of the Offered Securities (with the remaining 50% being paid by the Underwriters on a ratable basis)) and fees and expenses incurred in connection with lien and title searches, title insurance, taxes, fees and other charges for recording mortgages and filing UCC financing statements, intellectual property filings and continuations) and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. Notwithstanding anything to the contrary contained in this paragraph, if applicable, (1) the Underwriters agree to pay for their respective costs relating to meals, lodging and ground transportation in connection with such investor presentations and (2) the Company and the Underwriters each agree to pay 50% of the cost relating to the Company’s aircraft to be used by the Company and the Underwriters in connection with such investor presentations; provided that the costs of depreciation of the Company’s aircraft shall not exceed the cost of chartering an aircraft.

(j) Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(k) Absence of Manipulation. The Company, the Guarantors and their respective controlled affiliates will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company or any Guarantor to facilitate the sale or resale of the Offered Securities.

(l) Restriction on Sale of Securities. For a period of 60 days after the date hereof (the “Lock-Up Period”), neither the Company nor any Guarantor will, directly or indirectly, take any of the following actions with respect to any United States dollar denominated debt securities issued or guaranteed by the Company or such Guarantor and having a maturity of more than one year from the date of issue or any securities convertible into or exchangeable or exercisable for any of such securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act with respect to the Lock-Up Securities, or publicly disclose the intention to take any such action, in each case, without the prior written consent of the Representative; provided, however, that such restrictions will not apply to (t) actions taken with the prior written consent of the Representative, (u) grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, (v) employee deferred compensation plans in effect on the date hereof, (w) employee deferred cash plans in effect on the date hereof, (x) any securitization, structured financing, factoring or sales transaction involving accounts receivable or other rights to receive payment, (y) issuances of Lock-Up Securities pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof or issuances of Lock-Up Securities pursuant to the Company’s or such Guarantor’s dividend reinvestment plan and (z) the offering of the Offered Securities contemplated hereby.

(m) The Company will use commercially reasonable efforts to provide such information and documentation to the Underwriters as may be reasonably required for the Offered Securities to be eligible for clearance and settlement through DTC.

(n) Following the Closing Date, each Grantor agrees (i) to complete all Post-closing Perfection Actions within the time period set forth in the First Supplemental Indenture and (ii) to take any and all further action required under applicable law or that the Collateral Agent may reasonably request in order to effectuate the transactions contemplated by the Security Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents.

6. Free Writing Prospectuses. (a) Issuer Free Writing Prospectuses. Each of the Company and each Guarantor represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus”, as defined in Rule 405, required to be filed with the Commission, other than the General Use Issuer Free Writing Prospectus listed in Schedule C hereto. Any such free writing prospectus consented to by the Company and the Representative (including the General Use Issuer Free Writing Prospectus listed in Schedule C hereto) is hereinafter referred to as a “Permitted Free Writing Prospectus”. Each of the Company and each Guarantor represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus”, as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b) Term Sheets. The Company will prepare a final term sheet relating to the Offered Securities, containing only information that describes the final terms of the Offered Securities and otherwise in a form consented to by the Representative, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for the offering of the Offered Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Company also consents to the use by any Underwriter of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Offered Securities or their offering or (y) information that describes the final terms of the Offered Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information”, as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Guarantors herein (as of the date hereof and as though made on the Closing Date), to the accuracy of the statements of Company’s and the Guarantors’ respective officers made pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Representative shall have received letters, dated, respectively, the date hereof and the Closing Date, of Deloitte & Touche LLP confirming that it is a registered public accounting firm and independent public accountant within the meaning of the Securities Laws and substantially in the form of Schedule D hereto (except that, in any letter dated as of the Closing Date, the specified date referred to in Schedule D hereto shall be a date no more than three days prior to the Closing Date).

(b) Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act shall have been instituted or, to the knowledge of the Company, any Guarantor or any Underwriter, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Guarantors and their respective subsidiaries, taken as a whole, which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company or any Guarantor by any “nationally recognized statistical rating organization” (as that term is defined for purposes of Section 3 of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company or any Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company or any Guarantor has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company or Holdings on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it, in the judgment of the Representative, impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinions of Counsel for Company and the Guarantors. The Representative shall have received (i) an opinion and a negative assurance letter, in each case dated the Closing Date, of Bass, Berry & Sims PLC, counsel for the Company and the Guarantors, substantially in the form as set forth on Exhibit A-1 and Exhibit A-2, respectively, hereto, and (ii) opinions, in each case dated the Closing Date, of Hodgson Russ LLP, counsel for the Company and the Guarantors, substantially in the form as set forth on Exhibit B-1 and Exhibit B-2, respectively hereto.

(e) Opinions of Local Counsel for Guarantors. The Representative shall have received an opinion, dated the Closing Date, of each of (i) Bradley Arant Boult Cummings LLP (with respect to Alabama, Mississippi and North Carolina law), (ii) Kutak Rock LLP (with respect to Arkansas law), (iii) Snell & Wilmer L.L.P. (with respect to Arizona law), (iv) Buchanan Ingersoll & Rooney PC (with respect to Florida law), (v) King & Spalding LLP (with respect to Georgia law), (vi) Bingham Greenebaum Doll LLP (with respect to Indiana law), (vii) Husch Blackwell LLP (with respect to Missouri law), (viii) Ballard Spahr LLP (with respect to New Jersey and Pennsylvania law), (ix) Montgomery & Andrews, P.A. (with respect to New Mexico law), (x) Bailey Kennedy, LLP (with respect to Nevada law), (xi) McAfee & Taft A Professional Corporation (with respect to Oklahoma law), (xii) Parker Poe Adams & Bernstein LLP (with respect to South Carolina law), (xiii) Liechty, McGinnis, Berryman & Bowen, LLP (with respect to Texas law), (xiv) Hancock, Daniel, Johnson & Nagle, P.C. (with respect to Virginia law), (xv) Witherspoon Kelley, P.S. (with respect to Washington law) and (xvi) Steptoe & Johnson PLLC (with respect to West Virginia law), local counsel for the Guarantors, in each case covering such matters as set forth in Exhibit C or otherwise in form and substance reasonably satisfactory to the Underwriters.

(f) Opinion of General Counsel for Holdings. The Representative shall have received an opinion, dated the Closing Date, of Benjamin C. Fordham, General Counsel for Holdings, substantially in the form as set forth on Exhibit D hereto.

(g) Opinion of Counsel for Underwriters. The Representative shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, each dated the Closing Date, with respect to such matters as the Representative may require, and the Company and the Guarantors shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(h) Officers’ Certificate. The Representative shall have received a certificate, dated as of the Closing Date, of an executive officer of the Company and the Guarantors and a principal financial or accounting officer of the Company and the Guarantors with respect to the Company and the Guarantors in which such officers shall state that: the representations and warranties of the Company and the Guarantors in this Agreement are true and correct; the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge and after reasonable investigation, are threatened by the Commission; and, subsequent to the date of the most recent financial statements included or incorporated by reference in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Guarantors and their respective subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(i) Additional Documents. The Representative shall have received secretary’s certificates, dated the Closing Date, reasonably satisfactory to the Underwriters which shall include the following documents with respect to the Company and each of the Guarantors as the Representative shall reasonably request: (i) the certificates of organization or comparable documents; (ii) by-laws or comparable organizational documents; (iii) resolutions of the Board of Directors of each entity or comparable documents; (iv) certificates of good standing from the jurisdiction of organization of each such entity; and (v) certificates of good standing and/or qualifications to do business as a foreign corporation in such jurisdictions as the Representative shall reasonably request.

(j) Offered Securities. On or prior to the Closing Date, the Offered Securities shall have been duly executed, issued and delivered to the Underwriters by the Company and authenticated by the Trustee.

(k) Absence of Certain Actions. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance, sale or subsequent resale by the Underwriters of the Offered Securities as contemplated hereby.

(l) Security Documents. Each Security Document (other than any Security Document relating solely to the Post-closing Perfection Actions) shall have been duly authorized, executed and delivered by the parties thereto and shall be in full force and effect on the Closing Date. The obligations of each Grantor in respect of the Offered Securities shall have the benefit of first priority liens in the Collateral and, except as contemplated by the General Disclosure Package, no other first priority liens in the Collateral shall exist.

(m) Certificate Designating Pari Passu Debt Obligations. On the Closing Date, the Company shall have delivered to the Collateral Agent, the Trustee and the administrative agent under the Credit Agreement the officer’s certificate (the “Designation Certificate”) contemplated by Section 7.09(c) of the Guarantee and Collateral Agreement signed by a Financial Officer (as defined in the Credit Agreement) of the Company designating the Offered Securities as “Pari Passu Debt Obligations”, which certificate shall (A) be in form and substance reasonably satisfactory to the Representative and (B)(i) identify the Offered Securities and other obligations related thereto as so designated and shall so designate the full aggregate principal amount thereof, (ii) state that the Offered Securities and other obligations related thereto are designated as Pari Passu Debt Obligations for purposes of the Guarantee and Collateral Agreement, (iii) represent that such designation of the Offered Securities and other obligations related thereto as Pari Passu Debt Obligations complies with the terms of the Loan Documents (as defined in the Credit Agreement) and the Pari Passu Agreements (as defined in the Guarantee and Collateral Agreement) outstanding on such date and (iv) specify the name and address of the Trustee as the representative for the Offered Securities and other obligations related thereto.

(n) Required Filings and Registrations; Fees. On the Closing Date, all documents and instruments (other than any Security Documents relating solely to the Post-closing Perfection Actions), including UCC financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, required by the Security Documents or reasonably requested by the Representative to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the holders of the Offered Securities, a perfected lien on the Collateral described therein, prior and superior in right to any other person (other than as permitted or contemplated by the Indenture and any Security Document), shall have been so filed, registered or recorded (or shall be provided for to the reasonable satisfaction of the Representative). All filing fees, taxes and other amounts payable in connection with such filings, recordings, registrations and other actions shall have been paid (or payment by the Grantors shall be provided for to the reasonable satisfaction of the Representative).

(o) Lien Searches. Other than as set forth in the General Disclosure Package, on or prior to the Closing Date, the Representative shall have received the results of lien searches in each jurisdiction in which the Security Documents contemplate creation of a first priority lien, conducted by a lien search service reasonably satisfactory to the Representative, and the Representative shall be satisfied that no material liens are outstanding on the Collateral other than any such liens (i) which are set forth in the General Disclosure Package or (ii) as to which the Representative has received documentation reasonably satisfactory to it evidencing the termination of such liens.

(p) Indenture. The Company and the Guarantors shall have entered into the Base Indenture and the First Supplemental Indenture and, on the Closing Date, the Company and the Guarantors shall have entered into the Second Supplemental Indenture and the Offered Securities shall have been executed and authenticated in the manner provided for in the Indenture, and the Representative shall have received executed counterparts of each thereof.

(q) Possessory Collateral. On the Closing Date, all Pledged Collateral (as defined in the Guarantee and Collateral Agreement) required to be delivered to the Collateral Agent under the Security Documents shall have been duly delivered (or shall otherwise be provided to the reasonable satisfaction of the Representative), together with undated proper instruments of assignments duly executed by the applicable Grantor in blank and such other instruments or documents as the Representative may reasonably request, except as otherwise permitted under the Intercreditor Agreement.

(r) CFO Certificate. The Representative shall have received certificates, dated, respectively, the date hereof and the Closing Date, as applicable, of the chief financial officer of Holdings, substantially in the form attached as Exhibit E.

The Company and the Guarantors will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests. The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

8. Indemnification and Contribution. (a) Indemnification of Underwriters. The Company and the Guarantors will, jointly and severally, indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, or any amendment or supplement thereto, at any time or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and, in each case, will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless each of the Company, the Guarantors, each of their respective officers, employees, agents, partners, members, directors and affiliates and each person, if any, who controls the Company or such Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any and all losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, or any amendment or supplement thereto, at any time or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus under the caption “Underwriting” furnished on behalf of each Underwriter: (i) the legal name of such Underwriter, (ii) the third paragraph and (iii) the second sentence in the eleventh paragraph.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above (or, if applicable, subsection (d) below) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Guarantors on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on the Closing Date and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on the Closing Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company and the Guarantors shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, the Guarantors and the Underwriters pursuant to Section 8 shall remain in effect. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors or their respective officers and of the several Underwriters and other Indemnified Parties set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Guarantors or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(c), the Company and the Guarantors will reimburse the Underwriters and the Collateral Agent for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Guarantors and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed or delivered to the Underwriters, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention: LCD-IBD, or, if sent to the Company or the Guarantors, will be mailed, delivered or sent via facsimile to (615) 373-9704 and confirmed to it at 4000 Meridian Boulevard, Franklin, TN 37067-6325, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed or delivered to such Underwriter.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation of Underwriters. The Representative will act for the several Underwriters in connection with this offering, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company and the Guarantors acknowledge and agree that:

(a) No Other Relationship. Each Underwriter has been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Guarantors, on the one hand, and any Underwriter, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether any Underwriter has advised or is advising the Company or any Guarantor on other matters;

(b) Arms’-Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company and the Guarantors following discussions and arms’-length negotiations with the Underwriters, and the Company and the Guarantors are capable of evaluating and understanding, and understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company and the Guarantors have been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Guarantors and that the Underwriters have no obligation to disclose such interests and transactions to the Company or the Guarantors by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. Each of the Company and each Guarantor waives, to the fullest extent permitted by law, any claims it may have against any Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that each Underwriter shall have no liability (whether direct or indirect) to the Company or any Guarantor in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or any Guarantor, including stockholders, employees or creditors of the Company or any Guarantor.

16. Applicable Law; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Company, the Guarantors and the Underwriters hereby agree on their own behalf and, to the extent permitted by applicable law, on behalf of their affiliates, to waive any right to a trial by jury with respect to any claim, counter-claim or action arising out of or in connection with this Agreement or the transactions contemplated hereby.

The Company, the Guarantors and the Underwriters hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Guarantors and the Underwriters irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

[Signature Pages Follow]

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Guarantors and the several Underwriters in accordance with its terms.

Very truly yours,

CHS/COMMUNITY HEALTH SYSTEMS, INC.

By:	/s/ Benjamin C. Fordham
Name: Benjamin C. Fordham
Title: Senior Vice President

COMMUNITY HEALTH SYSTEMS, INC.	CAROLINAS JV HOLDINGS GENERAL, LLC

ABILENE HOSPITAL, LLC	CAROLINAS JV HOLDINGS, L.P.

ABILENE MERGER, LLC	CENTRAL FLORIDA HMA HOLDINGS, LLC

AFFINITY HEALTH SYSTEMS, LLC	CENTRAL STATES HMA HOLDINGS, LLC

AFFINITY HOSPITAL, LLC	CHESTER HMA, LLC

AMORY HMA, LLC	CHESTNUT HILL HEALTH SYSTEM, LLC

CHHS HOLDINGS, LLC

BERWICK HOSPITAL COMPANY, LLC	CHHS HOSPITAL COMPANY, LLC

BILOXI H.M.A., LLC	CHS PENNSYLVANIA HOLDINGS, LLC

BIRMINGHAM HOLDINGS II, LLC	CHS TENNESSEE HOLDINGS, LLC

BIRMINGHAM HOLDINGS, LLC	CHS VIRGINIA HOLDINGS, LLC

BLUEFIELD HOLDINGS, LLC	CHS WASHINGTON HOLDINGS, LLC

BLUEFIELD HOSPITAL COMPANY, LLC	CITRUS HMA, LLC

BLUFFTON HEALTH SYSTEM LLC	CLARKSDALE HMA, LLC

BRANDON HMA, LLC	CLARKSVILLE HOLDINGS II, LLC

BREVARD HMA HOLDINGS, LLC	CLARKSVILLE HOLDINGS, LLC

BREVARD HMA HOSPITALS, LLC	CLEVELAND HOSPITAL COMPANY, LLC

BROWNWOOD HOSPITAL, L.P.	CLEVELAND TENNESSEE HOSPITAL COMPANY, LLC

BROWNWOOD MEDICAL CENTER, LLC	CLINTON HMA, LLC

BULLHEAD CITY HOSPITAL CORPORATION	COATESVILLE HOSPITAL CORPORATION

BULLHEAD CITY HOSPITAL INVESTMENT CORPORATION	COCKE COUNTY HMA, LLC

CAMPBELL COUNTY HMA, LLC	COLLEGE STATION HOSPITAL, L.P.

CARLISLE HMA, LLC	COLLEGE STATION MEDICAL CENTER, LLC

CARLSBAD MEDICAL CENTER, LLC	COLLEGE STATION MERGER, LLC

CAROLINAS HOLDINGS, LLC	COMMUNITY HEALTH INVESTMENT COMPANY, LLC

By:	/s/ Benjamin C. Fordham
Name: Benjamin C. Fordham
Title: Senior Vice President

Acting on behalf of each of the Guarantors set forth above

CP HOSPITAL GP, LLC	HEALTH MANAGEMENT ASSOCIATES, LP

CPLP, LLC	HEALTH MANAGEMENT GENERAL PARTNER I, LLC

CRESTWOOD HEALTHCARE, L.P.	HEALTH MANAGEMENT GENERAL PARTNER, LLC

CRESTWOOD HOSPITAL LP, LLC	HMA FENTRESS COUNTY GENERAL HOSPITAL, LLC

CRESTWOOD HOSPITAL, LLC	HMA HOSPITALS HOLDINGS, LP

CSMC, LLC	HMA SANTA ROSA MEDICAL CENTER, LLC

DEACONESS HOLDINGS, LLC	HMA SERVICES GP, LLC

DEACONESS HOSPITAL HOLDINGS, LLC	HMA-TRI HOLDINGS, LLC

DESERT HOSPITAL HOLDINGS, LLC	HOBBS MEDCO, LLC

DETAR HOSPITAL, LLC	HOSPITAL MANAGEMENT ASSOCIATES, LLC

DHFW HOLDINGS, LLC	HOSPITAL MANAGEMENT SERVICES OF FLORIDA, LP

DUKES HEALTH SYSTEM, LLC	HOSPITAL OF MORRISTOWN, LLC

DYERSBURG HOSPITAL COMPANY, LLC	JACKSON HMA, LLC

EMPORIA HOSPITAL CORPORATION	JACKSON HOSPITAL CORPORATION

FLORIDA HMA HOLDINGS, LLC	JEFFERSON COUNTY HMA, LLC

FOLEY HOSPITAL CORPORATION	JOURDANTON HOSPITAL CORPORATION

FORT SMITH HMA, LLC	KAY COUNTY HOSPITAL CORPORATION

FRANKFORT HEALTH PARTNER, INC.	KAY COUNTY OKLAHOMA HOSPITAL COMPANY, LLC

FRANKLIN HOSPITAL CORPORATION	KENNETT HMA, LLC

GADSDEN REGIONAL MEDICAL CENTER, LLC	KEY WEST HMA, LLC

GAFFNEY H.M.A., LLC	KIRKSVILLE HOSPITAL COMPANY, LLC

GRANBURY HOSPITAL CORPORATION	KNOXVILLE HMA HOLDINGS, LLC

GRMC HOLDINGS, LLC	LAKEWAY HOSPITAL COMPANY, LLC

HALLMARK HEALTHCARE COMPANY, LLC	LANCASTER HOSPITAL CORPORATION

HEALTH MANAGEMENT ASSOCIATES, LLC	LAREDO TEXAS HOSPITAL COMPANY, L.P.

By:	/s/ Benjamin C. Fordham
Name: Benjamin C. Fordham
Title: Senior Vice President

Acting on behalf of each of the Guarantors set forth above

LAS CRUCES MEDICAL CENTER, LLC	NAVARRO REGIONAL, LLC

LEA REGIONAL HOSPITAL, LLC	NC-DSH, LLC

LEBANON HMA, LLC	NORTHAMPTON HOSPITAL COMPANY, LLC

LONGVIEW CLINIC OPERATIONS COMPANY, LLC	NORTHWEST ARKANSAS HOSPITALS, LLC

LONGVIEW MEDICAL CENTER, L.P.	NORTHWEST HOSPITAL, LLC

LONGVIEW MERGER, LLC	NOV HOLDINGS, LLC

LRH, LLC	NRH, LLC

LUTHERAN HEALTH NETWORK OF INDIANA, LLC	OAK HILL HOSPITAL CORPORATION

MADISON HMA, LLC	ORO VALLEY HOSPITAL, LLC

MARSHALL COUNTY HMA, LLC	PALMER-WASILLA HEALTH SYSTEM, LLC

MARTIN HOSPITAL COMPANY, LLC	PASCO REGIONAL MEDICAL CENTER, LLC

MARY BLACK HEALTH SYSTEM LLC	PENNSYLVANIA HOSPITAL COMPANY, LLC

PHOENIXVILLE HOSPITAL COMPANY, LLC

MCSA, L.L.C.	POPLAR BLUFF REGIONAL MEDICAL CENTER, LLC

MEDICAL CENTER OF BROWNWOOD, LLC	PORT CHARLOTTE HMA, LLC

POTTSTOWN HOSPITAL COMPANY, LLC

MERGER LEGACY HOLDINGS, LLC	PUNTA GORDA HMA, LLC

METRO KNOXVILLE HMA, LLC	QHG GEORGIA HOLDINGS II, LLC

MISSISSIPPI HMA HOLDINGS I, LLC	QHG GEORGIA HOLDINGS, INC.

MISSISSIPPI HMA HOLDINGS II, LLC	QHG GEORGIA, LP

MOBERLY HOSPITAL COMPANY, LLC	QHG OF BLUFFTON COMPANY, LLC

NAPLES HMA, LLC	QHG OF CLINTON COUNTY, INC.

NATCHEZ HOSPITAL COMPANY, LLC	QHG OF ENTERPRISE, INC.

NATIONAL HEALTHCARE OF LEESVILLE, INC.	QHG OF FORREST COUNTY, INC.

NAVARRO HOSPITAL, L.P.	QHG OF FORT WAYNE COMPANY, LLC

By:	/s/ Benjamin C. Fordham
Name: Benjamin C. Fordham
Title: Senior Vice President

Acting on behalf of each of the Guarantors set forth above

QHG OF HATTIESBURG, INC.	SILOAM SPRINGS ARKANSAS HOSPITAL COMPANY, LLC

QHG OF SOUTH CAROLINA, INC.	SILOAM SPRINGS HOLDINGS, LLC

QHG OF SPARTANBURG, INC.	SOUTHEAST HMA HOLDINGS, LLC

QHG OF SPRINGDALE, INC.	SOUTHERN TEXAS MEDICAL CENTER, LLC

REGIONAL HOSPITAL OF LONGVIEW, LLC	SOUTHWEST FLORIDA HMA HOLDINGS, LLC

RIVER OAKS HOSPITAL, LLC	SPOKANE VALLEY WASHINGTON HOSPITAL COMPANY, LLC

RIVER REGION MEDICAL CORPORATION	SPOKANE WASHINGTON HOSPITAL COMPANY, LLC

ROCKLEDGE HMA, LLC	STATESVILLE HMA, LLC

ROH, LLC	TENNESSEE HMA HOLDINGS, LP

ROSWELL HOSPITAL CORPORATION	TENNYSON HOLDINGS, LLC

RUSTON HOSPITAL CORPORATION	TOMBALL TEXAS HOLDINGS, LLC

RUSTON LOUISIANA HOSPITAL COMPANY, LLC	TOMBALL TEXAS HOSPITAL COMPANY, LLC

SACMC, LLC	TRIAD HEALTHCARE, LLC

SALEM HOSPITAL CORPORATION	TRIAD HOLDINGS III, LLC

SAN ANGELO COMMUNITY MEDICAL CENTER, LLC	TRIAD HOLDINGS IV, LLC

SAN ANGELO MEDICAL, LLC	TRIAD HOLDINGS V, LLC

SCRANTON HOLDINGS, LLC	TRIAD NEVADA HOLDINGS, LLC

SCRANTON HOSPITAL COMPANY, LLC	TRIAD OF ALABAMA, LLC

SCRANTON QUINCY HOLDINGS, LLC	TRIAD-ARMC, LLC

SCRANTON QUINCY HOSPITAL COMPANY, LLC	TRIAD-EL DORADO, INC.

TRIAD-NAVARRO REGIONAL HOSPITAL SUBSIDIARY, LLC

SEBRING HOSPITAL MANAGEMENT ASSOCIATES, LLC	TULLAHOMA HMA, LLC

SEMINOLE HMA, LLC	TUNKHANNOCK HOSPITAL COMPANY, LLC

SHARON PENNSYLVANIA HOLDINGS, LLC	VAN BUREN H.M.A., LLC

SHARON PENNSYLVANIA HOSPITAL COMPANY, LLC	VENICE HMA, LLC

SHELBYVILLE HOSPITAL COMPANY, LLC	VHC MEDICAL, LLC

By:	/s/ Benjamin C. Fordham
Name: Benjamin C. Fordham
Title: Senior Vice President

Acting on behalf of each of the Guarantors set forth above

VICKSBURG HEALTHCARE, LLC	WEST GROVE HOSPITAL COMPANY, LLC

VICTORIA HOSPITAL, LLC	WHMC, LLC

VICTORIA OF TEXAS, L.P.	WILKES-BARRE BEHAVIORAL HOSPITAL COMPANY, LLC

VIRGINIA HOSPITAL COMPANY, LLC	WILKES-BARRE HOLDINGS, LLC

WARREN OHIO HOSPITAL COMPANY, LLC	WILKES-BARRE HOSPITAL COMPANY, LLC

WOMEN & CHILDREN’S HOSPITAL, LLC

WEATHERFORD HOSPITAL CORPORATION	WOODLAND HEIGHTS MEDICAL CENTER, LLC

WEATHERFORD TEXAS HOSPITAL COMPANY, LLC	WOODWARD HEALTH SYSTEM, LLC

WEBB HOSPITAL CORPORATION	YAKIMA HMA, LLC

WEBB HOSPITAL HOLDINGS, LLC	YORK PENNSYLVANIA HOLDINGS, LLC

WESLEY HEALTH SYSTEM LLC	YORK PENNSYLVANIA HOSPITAL COMPANY, LLC

By:	/s/ Benjamin C. Fordham
Name: Benjamin C. Fordham
Title: Senior Vice President

Acting on behalf of each of the Guarantors set forth above

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Priyanka Verma
Name: Priyanka Verma
Title: Director

Acting on behalf of itself and as the Representative of the several Underwriters

SCHEDULE A

Underwriter	Principal Amount of Offered Securities
Credit Suisse Securities (USA) LLC	$121,511,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$70,477,000
Citigroup Global Markets Inc.	$70,477,000
Deutsche Bank Securities Inc.	$70,477,000
Credit Agricole Securities (USA) Inc.	$70,477,000
Goldman Sachs & Co. LLC	$70,477,000
J.P. Morgan Securities LLC	$70,477,000
RBC Capital Markets, LLC	$70,477,000
SunTrust Robinson Humphrey, Inc.	$70,477,000
Wells Fargo Securities, LLC	$70,477,000
BBVA Securities Inc.	$36,049,000
Fifth Third Securities, Inc.	$36,049,000
Morgan Stanley & Co. LLC	$36,049,000
Scotia Capital (USA) Inc	$36,049,000
Total	$900,000,000

A-1

SCHEDULE B

List of Subsidiary Guarantors

Subsidiary Guarantor	Jurisdiction of Organization
Abilene Hospital, LLC	DE
Abilene Merger, LLC	DE
Affinity Health Systems, LLC	DE
Affinity Hospital, LLC	DE
Amory HMA, LLC	MS
Berwick Hospital Company, LLC	DE
Biloxi H.M.A., LLC	MS
Birmingham Holdings II, LLC	DE
Birmingham Holdings, LLC	DE
Bluefield Holdings, LLC	DE
Bluefield Hospital Company, LLC	DE
Bluffton Health System LLC	DE
Brandon HMA, LLC	MS
Brevard HMA Holdings, LLC	FL
Brevard HMA Hospitals, LLC	FL
Brownwood Hospital, L.P.	DE
Brownwood Medical Center, LLC	DE
Bullhead City Hospital Corporation	AZ
Bullhead City Hospital Investment Corporation	DE
Campbell County HMA, LLC	TN
Carlisle HMA, LLC	PA
Carlsbad Medical Center, LLC	DE
Carolinas Holdings, LLC	DE
Carolinas JV Holdings General, LLC	DE
Carolinas JV Holdings, L.P.	DE
Central Florida HMA Holdings, LLC	DE
Central States HMA Holdings, LLC	DE
Chester HMA, LLC	SC
Chestnut Hill Health System, LLC	DE
CHHS Holdings, LLC	DE
CHHS Hospital Company, LLC	DE
CHS Pennsylvania Holdings, LLC	DE
CHS Tennessee Holdings, LLC	DE
CHS Virginia Holdings, LLC	DE
CHS Washington Holdings, LLC	DE
Citrus HMA, LLC	FL

Subsidiary Guarantor	Jurisdiction of Organization
Clarksdale HMA, LLC	MS
Clarksville Holdings II, LLC	DE
Clarksville Holdings, LLC	DE
Cleveland Hospital Company, LLC	TN
Cleveland Tennessee Hospital Company, LLC	DE
Clinton HMA, LLC	OK
Coatesville Hospital Corporation	PA
Cocke County HMA, LLC	TN
College Station Hospital, L.P.	DE
College Station Medical Center, LLC	DE
College Station Merger, LLC	DE
Community Health Investment Company, LLC	DE
CP Hospital GP, LLC	DE
CPLP, LLC	DE
Crestwood Healthcare, L.P.	DE
Crestwood Hospital LP, LLC	DE
Crestwood Hospital, LLC	DE
CSMC, LLC	DE
Deaconess Holdings, LLC	DE
Deaconess Hospital Holdings, LLC	DE
Desert Hospital Holdings, LLC	DE
Detar Hospital, LLC	DE
DHFW Holdings, LLC	DE
Dukes Health System, LLC	DE
Dyersburg Hospital Company, LLC	TN
Emporia Hospital Corporation	VA
Florida HMA Holdings, LLC	DE
Foley Hospital Corporation	AL
Fort Smith HMA, LLC	AR
Frankfort Health Partner, Inc.	IN
Franklin Hospital Corporation	VA
Gadsden Regional Medical Center, LLC	DE
Gaffney H.M.A., LLC	SC
Granbury Hospital Corporation	TX
GRMC Holdings, LLC	DE
Hallmark Healthcare Company, LLC	DE
Health Management Associates, LLC	DE
Health Management Associates, LP	DE
Health Management General Partner I, LLC	DE

Subsidiary Guarantor	Jurisdiction of Organization
Health Management General Partner, LLC	DE
HMA Fentress County General Hospital, LLC	TN
HMA Hospitals Holdings, LP	DE
HMA Santa Rosa Medical Center, LLC	FL
HMA Services GP, LLC	DE
HMA-TRI Holdings, LLC	DE
Hobbs Medco, LLC	DE
Hospital Management Associates, LLC	FL
Hospital Management Services of Florida, LP	FL
Hospital of Morristown, LLC	TN
Jackson HMA, LLC	MS
Jackson Hospital Corporation	TN
Jefferson County HMA, LLC	TN
Jourdanton Hospital Corporation	TX
Kay County Hospital Corporation	OK
Kay County Oklahoma Hospital Company, LLC	OK
Kennett HMA, LLC	MO
Key West HMA, LLC	FL
Kirksville Hospital Company, LLC	DE
Knoxville HMA Holdings, LLC	TN
Lakeway Hospital Company, LLC	TN
Lancaster Hospital Corporation	DE
Laredo Texas Hospital Company, L.P.	TX
Las Cruces Medical Center, LLC	DE
Lea Regional Hospital, LLC	DE
Lebanon HMA, LLC	TN
Longview Clinic Operations Company, LLC	DE
Longview Medical Center, L.P.	DE
Longview Merger, LLC	DE
LRH, LLC	DE
Lutheran Health Network of Indiana, LLC	DE
Madison HMA, LLC	MS
Marshall County HMA, LLC	OK
Martin Hospital Company, LLC	TN
Mary Black Health System LLC	DE
MCSA, L.L.C.	AR
Medical Center of Brownwood, LLC	DE
Merger Legacy Holdings, LLC	DE
Metro Knoxville HMA, LLC	TN

Subsidiary Guarantor	Jurisdiction of Organization
Mississippi HMA Holdings I, LLC	DE
Mississippi HMA Holdings II, LLC	DE
Moberly Hospital Company, LLC	DE
Naples HMA, LLC	FL
Natchez Hospital Company, LLC	DE
National Healthcare of Leesville, Inc.	DE
Navarro Hospital, L.P.	DE
Navarro Regional, LLC	DE
NC-DSH, LLC	NV
Northampton Hospital Company, LLC	DE
Northwest Arkansas Hospitals, LLC	DE
Northwest Hospital, LLC	DE
NOV Holdings, LLC	DE
NRH, LLC	DE
Oak Hill Hospital Corporation	WV
Oro Valley Hospital, LLC	DE
Palmer-Wasilla Health System, LLC	DE
Pasco Regional Medical Center, LLC	FL
Pennsylvania Hospital Company, LLC	DE
Phoenixville Hospital Company, LLC	DE
Poplar Bluff Regional Medical Center, LLC	MO
Port Charlotte HMA, LLC	FL
Pottstown Hospital Company, LLC	DE
Punta Gorda HMA, LLC	FL
QHG Georgia Holdings II, LLC	DE
QHG Georgia Holdings, Inc.	GA
QHG Georgia, LP	GA
QHG of Bluffton Company, LLC	DE
QHG of Clinton County, Inc.	IN
QHG of Enterprise, Inc.	AL
QHG of Forrest County, Inc.	MS
QHG of Fort Wayne Company, LLC	DE
QHG of Hattiesburg, Inc.	MS
QHG of South Carolina, Inc.	SC
QHG of Spartanburg, Inc.	SC
QHG of Springdale, Inc.	AR
Regional Hospital of Longview, LLC	DE
River Oaks Hospital, LLC	MS
River Region Medical Corporation	MS

Subsidiary Guarantor	Jurisdiction of Organization
Rockledge HMA, LLC	FL
ROH, LLC	MS
Roswell Hospital Corporation	NM
Ruston Hospital Corporation	DE
Ruston Louisiana Hospital Company, LLC	DE
SACMC, LLC	DE
Salem Hospital Corporation	NJ
San Angelo Community Medical Center, LLC	DE
San Angelo Medical, LLC	DE
Scranton Holdings, LLC	DE
Scranton Hospital Company, LLC	DE
Scranton Quincy Holdings, LLC	DE
Scranton Quincy Hospital Company, LLC	DE
Sebring Hospital Management Associates, LLC	FL
Seminole HMA, LLC	OK
Sharon Pennsylvania Holdings, LLC	DE
Sharon Pennsylvania Hospital Company, LLC	DE
Shelbyville Hospital Company, LLC	TN
Siloam Springs Arkansas Hospital Company, LLC	DE
Siloam Springs Holdings, LLC	DE
Southeast HMA Holdings, LLC	DE
Southern Texas Medical Center, LLC	DE
Southwest Florida HMA Holdings, LLC	DE
Spokane Valley Washington Hospital Company, LLC	DE
Spokane Washington Hospital Company, LLC	DE
Statesville HMA, LLC	NC
Tennessee HMA Holdings, LP	DE
Tennyson Holdings, LLC	DE
Tomball Texas Holdings, LLC	DE
Tomball Texas Hospital Company, LLC	DE
Triad Healthcare, LLC	DE
Triad Holdings III, LLC	DE
Triad Holdings IV, LLC	DE
Triad Holdings V, LLC	DE
Triad Nevada Holdings, LLC	DE
Triad of Alabama, LLC	DE
Triad-ARMC, LLC	DE
Triad-El Dorado, Inc.	AR
Triad-Navarro Regional Hospital Subsidiary, LLC	DE

Subsidiary Guarantor	Jurisdiction of Organization
Tullahoma HMA, LLC	TN
Tunkhannock Hospital Company, LLC	DE
Van Buren H.M.A., LLC	AR
Venice HMA, LLC	FL
VHC Medical, LLC	DE
Vicksburg Healthcare, LLC	DE
Victoria Hospital, LLC	DE
Victoria of Texas, L.P.	DE
Virginia Hospital Company, LLC	VA
Warren Ohio Hospital Company, LLC	DE
Weatherford Hospital Corporation	TX
Weatherford Texas Hospital Company, LLC	TX
Webb Hospital Corporation	DE
Webb Hospital Holdings, LLC	DE
Wesley Health System LLC	DE
West Grove Hospital Company, LLC	DE
WHMC, LLC	DE
Wilkes-Barre Behavioral Hospital Company, LLC	DE
Wilkes-Barre Holdings, LLC	DE
Wilkes-Barre Hospital Company, LLC	DE
Women & Children’s Hospital, LLC	DE
Woodland Heights Medical Center, LLC	DE
Woodward Health System, LLC	DE
Yakima HMA, LLC	WA
York Pennsylvania Holdings, LLC	DE
York Pennsylvania Hospital Company, LLC	DE

SCHEDULE C

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1. Final term sheet, dated May 9, 2017, a copy of which is attached hereto as Annex A.

C-1

Annex A

Term Sheet

SCHEDULE D

Form of Comfort Letter of Deloitte & Touche LLP

D-1

SCHEDULE E

Security Documents

1.	The Guarantee and Collateral Agreement

2.	A customary Reaffirmation Agreement with respect to the Guarantee and Collateral Agreement to be dated as of the Closing Date, among the Company, the Guarantors and the Collateral Agent

3.	The Trademark Security Agreement, dated as of March 16, 2017, among the Company, certain Guarantors party thereto and the Collateral Agent

4.	The Copyright Security Agreement, dated as of March 16, 2017, among the Company, certain Guarantors party thereto and the Collateral Agent

5.	The Patent Security Agreement, dated as of March 16, 2017, among the Company, certain Guarantors party thereto and the Collateral Agent

6.	The Intercreditor Agreement

7.	Amended or amended and restated real property mortgages for each of the properties that are pledged as collateral to secure the obligations under the Credit Agreement as of the Closing Date

D-2

EXHIBIT A-1

Form of Opinion of Bass, Berry & Sims PLC

EXHIBIT A-2

Form of Opinion of Bass, Berry & Sims PLC

EXHIBIT B-1

Form of Opinion of Hodgson Russ LLP

EXHIBIT B-2

Form of Opinion of Hodgson Russ LLP

EXHIBIT C

Form of Local Counsel Opinion

EXHIBIT D

Form of Opinion of General Counsel of Holdings

EXHIBIT E

CHIEF FINANCIAL OFFICER’S CERTIFICATE

COMMUNITY HEALTH SYSTEMS, INC.